SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 4, 2008

ASIA TIME CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33956	20-4062619
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Room 1601-1604, 16/F., CRE Centre 889 Cheung Sha Wan Road, Kowloon, Hong Kong	N/A
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(852)-23100101

N/A
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 4, 2008, the Board of Directors of Asia Time Corporation (the “Company”) approved an amendment to the Company’s 2008 Equity Incentive Plan by adopting the Amended and Restated 2008 Equity Incentive Plan (the “Plan”). The purpose of the amendment is to limit the aggregate number of shares that the Company may issue pursuant to the Plan during any twelve (12) month period during the term of the Plan to 10% of the average number of issued and outstanding shares during such 12-month period. As a result, issuances under the amended Plan will not result in an adjustment to the conversion price of the convertible bonds that the Company issued in November 2007.

A copy of the Amended and Restated 2008 Equity Incentive Plan is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
4.1	Amended and Restated Asia Time Corporation 2008 Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 4, 2008	ASIA TIME CORPORATION

	By:	/s/ Kwong Kai Shun
	Name	Kwong Kai Shun
	Title:	Chief Executive Officer, Chief Financial Officer and Chairman of the Board

EXHIBIT INDEX

Exhibit Number	Description
4.1	Amended and Restated Asia Time Corporation 2008 Equity Incentive Plan.